                                                                       Exhibit 4
                                                                       ---------

                           Agreement re Share Issuance


            WHEREAS, Louis Dreyfus Corporation ("LDC") and TransMontaigne Inc. ("TM") entered into a Stock Purchase Agreement dated as of September 13, 1998 (the "Agreement") for the sale of all outstanding shares of Louis Dreyfus Energy Corp. ("LDEC") by LDC to TM;

            WHEREAS, the Agreement contemplates that part of the purchase price paid by TM would be in the form of shares of TM (the "Shares");

            WHEREAS, pursuant to the Agreement, in which LDC is defined as "Seller," TM is required to deliver such Shares to LDC at the Closing "registered in the name of the Seller or its designee";

            WHEREAS, LDC requested that 148,920 Shares (the "Designee Shares") be registered in the name of Louis Dreyfus Holding Company Inc. ("LDHC") as its designee;

            WHEREAS, all Shares to be delivered to LDC at the Closing were inadvertently registered in the name of LDHC rather than solely the Designee Shares, with the remainder in LDC's name; and

            WHEREAS, LDC is willing to complete the scheduled Closing in spite of this error upon the parties' recognition thereof as expressed in this Agreement;

            NOW, THEREFORE, the undersigned parties hereto hereby agree that LDC is the direct owner of all outstanding shares of LDEC and, absent any designation by LDC pursuant to the Agreement, is the sole party entitled to receive and intended by the parties to receive the Buyer Shares (as defined in the Agreement) other than the Designee Shares (as to which such a designation has been made, as stated above), and LDC shall be deemed the recipient of the Shares upon the Closing, it being understood by the parties that LDHC will be in registered receipt of the Shares solely as nominee for LDC and without any other interest of its own in the Shares other than as LDC's parent, and LDHC may promptly transfer such Shares (other than the Designee Shares) to LDC.

                                 TRANSMONTAIGNE INC.

                                 By_____________________

                                 LOUIS DREYFUS CORPORATION

                                 By____________________________

                                 LOUIS DREYFUS HOLDING COMPANY INC.


                                 By______________________________________

Date: October 30, 1998